Exhibit 5.1

Duane Morris LLP

865 South Figueroa Street, Suite 3100

Lost Angeles, CA 90017

PHONE: +1 213 689 7466 FAX: +1 213 689 7401

March 2, 2026

AgEagle Aerial Systems Inc.

8201 E. 34th Street N, Suite 1307

Wichita, Kansas 79226

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to AgEagle Aerial Systems Inc., a Nevada corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) for filing with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration by the Company of (i) 200,000,000 additional shares (the “Plan Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), which are reserved for issuance pursuant to the Amendment to the 2017 Omnibus Equity Incentive Plan (as amended, the “Incentive Plan”) and (ii) 500,000 shares (together with the Plan Shares, the “Shares”) of Common Stock that may be issued to participants pursuant to the AgEagle Aerial Systems Inc. Employee Stock Purchase Plan (together with the Incentive Plan, the “Plans”). This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.

In connection with the opinion set forth in this opinion letter, we have examined the Registration Statement, originals, or copies certified or otherwise identified to our satisfaction, of the Plans, the Amended and Restated Articles of Incorporation of the Company, the Second Amended and Restated Bylaws of the Company, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, photostatic or other copies and the authenticity of the originals of all documents submitted to us as copies.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purpose of this opinion letter. This opinion letter is limited solely to the federal laws of the United States and the Chapter 78 of the Nevada Revised Statutes as in effect on the date hereof, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinion expressed herein.

AgEagle Aerial Systems Inc.

March 2, 2026

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold in accordance with the provisions of the applicable Plan, the relevant agreements duly authorized by and in accordance with the terms of the applicable Plan, the Registration Statement and the related prospectus, will be legally issued, fully paid and non-assessable.

The opinion expressed herein is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinion expressed herein that we may become aware of after the date hereof.

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement to be filed by the Company on or about the date hereof. In giving the opinion herein set forth, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Duane Morris LLP